UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2019, Hillair Capital Investment LP exchanged its ToughBuilt Industries, Inc. (the “Company”) Series A Warrant to purchase up to 1,189,560 shares of common stock of the Company and a Series B Warrant to purchase up to 1,005,760 shares of Common Stock, which Series B Warrants are subject to certain anti-dilution provisions imbedded in such Series B Warrants for 4,268 shares of Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, filed by the Company with the Secretary of State of Nevada The shares of Series C Convertible Preferred Stock are convertible into 4,268,000 shares of the Company’s common stock, and rights to convert into common stock are subject to limitations on ownership at any one time of Company common stock up to 9.9% of the issued and outstanding shares of common stock of the Company; otherwise, the Series C Convertible Preferred Stock has no rights not awarded to holders of common stock of the Company. Hillair Capital’s right to convert into shares of common stock is subject to daily volume limitations as follows:

Up to 500,000 shares of daily volume, may trade 15% of the volume

From 500,001 shares through 1,000,000 shares of daily volume, may trade 20% of the volume

From 1,000,01 shares of daily volume, may trade 25% of the volume.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: April 17, 2019	By:	/s/ Michael Panosian
	Name:	Michael Panosian
	Title:	Chief Executive Officer and President